UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2015

UTi Worldwide Inc.

(Exact name of registrant as specified in its charter)

British Virgin Islands	000-31869	N/A
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 Columbus Centre, Pelican Drive Road Town, Tortola British Virgin Islands		c/o UTi, Services, Inc. 100 Oceangate, Suite 1500 Long Beach, CA 90802 USA
(Addresses of Principal Executive Offices)

Registrant’s telephone number, including area code: 562.552.9400

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

UTi Worldwide Inc.

Current Report on Form 8-K

December 8, 2014

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (c) and (d)

As previously announced, on December 8, 2014, Eric W. Kirchner resigned as Chief Executive Officer (the “CEO”) and as a member of the Board of Directors (the “Board) of UTi Worldwide Inc. (the “Company”). The Board has appointed Edward G. Feitzinger, 47, as CEO of the Company and elected him as a member of the Board as a Class B director, effective immediately.

Mr. Feitzinger’s compensation arrangements are documented pursuant to an amended and restated employment agreement that was signed on January 5, 2015, but has an effective date of December 8, 2014 (the “Employment Agreement”) between Mr. Feitzinger and an indirect subsidiary of the Company. The Employment Agreement, which may be terminated by either party upon advance notice as provided for therein, provides that Mr. Feitzinger’s annual base salary is $800,000 (subject to future increases, but not decreases). The Employment Agreement provides that for the Company’s fiscal year 2015, Mr. Feitzinger’s target cash performance bonus will remain unchanged. For the Company’s fiscal year 2016, Mr. Feitzinger is to be eligible for cash and equity-based incentive awards with an aggregate target value equal to 200% of Mr. Feitzinger’s base salary. Thereafter, Mr. Feitzinger will be eligible for consideration for annual cash performance bonuses in accordance with the applicable terms of the bonus plan in effect from time to time at the discretion of the Board of Directors.

In connection with entering into the Employment Agreement, Mr. Feitzinger received, on January 2, 2015, a one-time restricted stock unit award with a grant date value equal to $637,633. In addition, Mr. Feitzinger received a restricted stock unit award with a grant date value equal to $425,097. Under the terms of the Employment Agreement, Mr. Feitzinger will receive a performance share unit award relating to 104,530 shares on or before January 31, 2015. Mr. Feitzinger will not be eligible for additional stock-based compensation during the Company’s fiscal year 2016. Thereafter, Mr. Feitzinger will be eligible for consideration for one or more annual equity-based incentive awards, which awards are to be made in accordance with the applicable terms of the incentive plans in effect from time to time as determined by the Compensation Committee and the Board of Directors. The other terms of Mr. Feitzinger’s employment are generally consistent with the terms of his existing employment agreement.

The foregoing description of Mr. Feitzinger’s Employment Agreement is qualified in its entirety by the actual Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description

10.1	Amended and Restated Employment Agreement of Mr. Edward Feitzinger, dated as of December 8, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UTi Worldwide Inc.

Date: January 6, 2015	By:	/s/ Lance E. D’Amico
Lance E. D’Amico
Senior Vice President, Chief Legal Counsel and Corporate Secretary

Exhibit Index

Exhibit	Description

10.1	Amended and Restated Employment Agreement of Mr. Edward Feitzinger, dated as of December 8, 2014